UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2011

DIGITAL ANGEL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 STATE STREET, SUITE 214 NEW LONDON, CONNECTICUT	06320
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 651-900-0776

490 VILLAUME AVENUE SOUTH SAINT PAUL, MINNESOTA 55075
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2011, Mr. Joseph Grillo, President and Chief Executive Officer of the Company, provided notice to the Board of Directors of his intention to resign his employment with Digital Angel, effective January 30, 2012.  As previously disclosed in the Company’s Proxy Statement for the sale of Destron Fearing, the closing of that transaction triggered the change of control provisions in Mr. Grillo's employment agreement.  Under those provisions, Mr. Grillo was entitled to receive a severance payment if he resigned from his position with the Company within 6 months after the closing.  Accordingly, Mr. Grillo has provided this notice to the Board of Directors.

Mr. Grillo has also expressed his intent and willingness to continue to actively support the Company to ensure a smooth transition to the future phases of the business.  The Board of Directors and Mr. Grillo are currently discussing how best his services may be utilized, including remaining as a member of the Board of Directors after his employment terminates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ANGEL CORPORATION

Date: October 6, 2011	By:	/s/ Lorraine Breece
Lorraine Breece
Chief Financial Officer